HOMESTEAD VILLAGE INCORPORATED

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

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
Homestead Village Management Incorporated..............................................            Delaware
Atlantic Homestead Village (1) Incorporated............................................            Maryland
Atlantic Homestead Village (2) Incorporated............................................            Maryland
Atlantic Homestead Village Limited Partnership (a partnership owned by Atlantic
   Village (1) Incorporated and by Atlantic Homestead Village (2) Incorporated)........            Delaware
PTR Homestead Village (1) Incorporated.................................................            Maryland
PTR Homestead Village (2) Incorporated.................................................            Maryland
PTR Homestead Village Limited Partnership (a partnership owned by PTR Homestead
   Village (1) Incorporated and by PTR Homestead Village (2) Incorporated).............            Delaware
Homestead Alabama Incorporated.........................................................             Alabama
Missouri Homestead Village Incorporated................................................            Maryland
K.C. Homestead Village Redevelopment Corporation.......................................            Missouri
BTW Incorporated.......................................................................            Delaware
BTW II Incorporated....................................................................            Delaware
BTW Limited Partnership................................................................            Delaware
HVI (2) Incorporated...................................................................            Delaware

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